= = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM T-1 STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2) |__| ___________________________ THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A. (Exact name of trustee as specified in its charter) 95-3571558 (Jurisdiction of incorporation (I.R.S. employer if not a U.S. national bank) identification no.) 400 South Hope Street Suite 500 Los Angeles, California 90071 (Address of principal executive offices) (Zip code) ___________________________ Delmarva Power & Light Company (Exact name of obligor as specified in its charter) Delaware and Virginia 51-0084283 (State or other jurisdiction of (I.R.S. employer incorporation or organization) identification no.) 500 North Wakefield Drive Newark, Delaware 19702 (Address of principal executive offices) (Zip code) ___________________________ First Mortgage Bonds (Title of the indenture securities) = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = 7666234_1

1. General information. Furnish the following information as to the trustee: (a) Name and address of each examining or supervising authority to which it is subject. Name Address Comptroller of the Currency Washington, DC 20219 United States Department of the Treasury Federal Reserve Bank San Francisco, CA 94105 Federal Deposit Insurance Corporation Washington, DC 20429 (b) Whether it is authorized to exercise corporate trust powers. Yes. 2. Affiliations with Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation. None. 16. List of Exhibits. Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the "Act") and 17 C.F.R. 229.10(d). 1. A copy of the articles of association of The Bank of New York Mellon Trust Company, N.A., formerly known as The Bank of New York Trust Company, N.A. (Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121948 and Exhibit 1 to Form T-1 filed with Registration Statement No. 333-152875). 2. A copy of certificate of authority of the trustee to commence business. (Exhibit 2 to Form T-1 filed with Registration Statement No. 333-121948). 3. A copy of the authorization of the trustee to exercise corporate trust powers (Exhibit 3 to Form T-1 filed with Registration Statement No. 333-152875). - 2 -

4. A copy of the existing by-laws of the trustee (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-229762). 6. The consent of the trustee required by Section 321(b) of the Act (Exhibit 6 to Form T-1 filed with Registration Statement No. 333-152875). 7. A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority. - 3 -

SIGNATURE Pursuant to the requirements of the Act, the Trustee, The Bank of New York Mellon Trust Company, N.A., a banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago, and State of Illinois, on the 23rd day of August, 2019. THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A. By: /s/ Lawrence M. Kusch Name: Lawrence M. Kusch Title: Vice President - 4 -

EXHIBIT 7

Consolidated Report of Condition of
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.
of 400 South Hope Street, Suite 500, Los Angeles, CA 90071

At the close of business June 30, 2019, published in accordance with Federal regulatory authority instructions.

		Dollar amounts in thousands
ASSETS		
Cash and balances due from depository institutions:		
Noninterest-bearing balances and currency and coin		5,028
Interest-bearing balances		196,605
Securities:		
Held-to-maturity securities		0
Available-for-sale securities		196,169
Equity securities with readily determinable fair values not held for trading		NR
Federal funds sold and securities purchased under agreements to resell:		
Federal funds sold		0
Securities purchased under agreements to resell		0
Loans and lease financing receivables:		
Loans and leases held for sale		0
Loans and leases, held for investment	0	
LESS: Allowance for loan and lease losses	0	
Loans and leases held for investment, net of allowance	0	
Trading assets		0
Premises and fixed assets (including capitalized leases)		25,391
Other real estate owned		0
Investments in unconsolidated subsidiaries and associated companies		0
Direct and indirect investments in real estate ventures		0
Intangible assets		857,436
Other assets		101,896
Total assets		$1,382,525

7666043_1

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LIABILITIES

Deposits:		
In domestic offices		4,050
Noninterest-bearing	4,050	
Interest-bearing	0	
Not applicable		
Federal funds purchased and securities sold under agreements to repurchase:		
Federal funds purchased		0
Securities sold under agreements to repurchase		0
Trading liabilities		0
Other borrowed money: (includes mortgage indebtedness and obligations under capitalized leases)		20,252
Not applicable		
Not applicable		
Subordinated notes and debentures		0
Other liabilities		223,324
Total liabilities		247,626
Not applicable		

EQUITY CAPITAL

Perpetual preferred stock and related surplus	0
Common stock	1,000
Surplus (exclude all surplus related to preferred stock)	323,797
Not available	
Retained earnings	809,778
Accumulated other comprehensive income	324
Other equity capital components	0
Not available	
Total bank equity capital	1,134,899
Noncontrolling (minority) interests in consolidated subsidiaries	0
Total equity capital	1,134,899
Total liabilities and equity capital	1,382,525

I, Matthew J. McNulty, CFO of the above-named bank do hereby declare that the Reports of Condition and Income (including the supporting schedules) for this report date have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and belief.

Matthew J. McNulty) CFO

We, the undersigned directors (trustees), attest to the correctness of the Report of Condition (including the supporting schedules) for this report date and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Antonio I. Portuondo, President)
Michael P. Scott, Managing Director) Directors (Trustees)
Kevin P. Caffrey, Managing Director)

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